UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 25, 2008

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145712	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 212-7620
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

This Current Report on Form 8-K/A (the "Amended 8-K") is being filed to correct China Armco Metals, Inc.’s (the “Company”) disclosure of the number of warrants it issued to FINRA member broker-dealers as compensation for services provided to the Company in connection with the Offering (the “Broker Warrants”) described in Item 3.02 of the Form 8-K previously filed by the Company on August 1, 2008 (the “Original 8-K”).

Item 3.02	Recent Sales of Unregistered Securities.

Item 3.02 of the Original 8-K incorrectly stated that the Company issued Broker Warrants to purchase a total of 363,846 shares of its common stock in connection with the first two rounds of the Offering.  The Company actually issued Broker Warrants to purchase a total of 195,475 shares of its common stock in connection with the first two rounds of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: August 13, 2008	By:	/s/ Kexuan Yao
Kexuan Yao
CEO and Chairman of the Board